                                                                  Exhibit (h)(6)
                      WAIVER AND REIMBURSEMENT AGREEMENT



          Agreement ("Agreement") dated as of the 28th day of July, 2000 by and among Excelsior Institutional Trust, a Delaware business trust and a registered investment company under the Investment Company Act of 1940, as amended ("Excelsior Trust"), and United States Trust Company of New York. a state-chartered bank and trust company ("United States Trust"), and U.S. Trust Company, a Connecticut State bank and trust company ("U.S. Trust" and together with United States Trust, the "Advisers").

                                  BACKGROUND

          United States Trust and U.S. Trust serve as investment advisers to each portfolio of Excelsior Trust pursuant to an Investment Advisory Agreement among the Advisers and Excelsior Trust, dated as of May 31, 2000.

          The parties to this Agreement wish to provide for an undertaking by the Advisers to limit investment advisory or other fees or reimburse expenses of each of the portfolios of Excelsior Trust in order to improve the performance of each such portfolio.

                                   AGREEMENT

          THEREFORE, in consideration of the foregoing, the parties intending to be legally bound, hereby agree as follows:

          The Advisers shall, from the date of this Agreement until March 31, 2001, waive all or a portion of their investment advisory fees and/or reimburse expenses in amounts necessary so that after such waivers and/or reimbursements, the maximum total operating expense ratios of the portfolios of Excelsior Trust shall not exceed the amounts set forth on Exhibit A hereto.

          Each of the Advisers acknowledges and agrees that it shall not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future.

          This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its conflict of law provisions. This Agreement may be signed in counterparts.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

EXCELSIOR TAX-EXEMPT                         UNITED STATES TRUST COMPANY
FUNDS, INC.                                  OF NEW YORK



By:  /s/ Frederick S. Wonham                 By:  /s/ Kenneth G. Walsh
   --------------------------------              -------------------------------
  Name:  Frederick S. Wonham                 Name:  Kenneth G. Walsh
  Title: President and Treasurer             Title: Executive Vice President

                                             U.S. TRUST COMPANY



                                             By:  /s/ W. Michael Funck
                                                 -------------------------------
                                                 Name:  W. Michael Funck
                                                 Title: President and Chief
                                                 Executive Officer

                                             U.S. TRUST COMPANY, N.A.



                                             By:  /s/ Gregory F. Sanford
                                                 -------------------------------
                                                 Name:  Gregory F. Sanford
                                                 Title: President and Chief
                                                 Executive Officer

                                                                       Exhibit A


                         Excelsior Institutional Trust
                         -----------------------------


Name of Portfolio                            Total Annual Operating Expenses
-----------------                            -------------------------------

Equity Fund                                  0.70%

Income Fund                                  0.50%

Total Return Bond Fund                       0.50%

International Equity Fund                    0.90%

Optimum Growth Fund                          0.80%

Value Equity Fund                            0.80%